PLS CPA, A PROFESSIONAL CORP.

4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111

TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

E-MAIL changgpark@gmail.comt

June 4, 2015

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Purthanol Resources, Ltd.

We have read Purthanol Resources, Ltd.’s statements included under Item 4.01 of its Form 8-K dated June 3, 2015 and agree with such statements, insofar as they apply to this firm.

Very truly yours,

/s/PLS CPA

PLS CPA, A Professional Corp.

San Diego, CA. 92111